Exhibit 5.1

                                 BRYAN CAVE LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

                            FACSIMILE: (212) 541-4630

                                November 19, 2002

Activision, Inc.
3100 Ocean Park Blvd.
Santa Monica, CA 90405

     Re:  Activision, Inc.
          Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Activision, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities ("Debt Securities"), which may be either senior or subordinated Debt Securities, (ii) shares of preferred stock, par value $.000001 per share ("Preferred Stock"),
(iii) shares of common stock, par value $.000001 per share ("Common Stock"),
(iv) warrants to purchase Securities (as hereinafter defined) of the Company (collectively, "Warrants"), (v) rights to purchase Preferred Stock and Common Stock ("Rights"), (vi) purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts") and (vii) units comprised of one or more Securities (as hereinafter defined) in any combination ("Units," and together with the Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Purchase Contracts, the "Securities"), to be offered by the Company from time to time, in one or more transactions, of up to $250,000,000 of any combination of the Securities in connection with the Company's acquisition of the assets, business or securities of other companies whether by purchase, merger, or any other form of business combination. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinions expressed below, we have examined the Amended and Restated Certificate of Incorporation, as amended (the "Charter") and the Amended and Restated Bylaws of the Company, each as amended to date (together, the "Charter Documents"), and originals or conformed copies of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Company, and with respect to good standing and related matters, we have relied solely upon a certificate of the Secretary of State of Delaware.

     In rendering the opinions expressed below, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

     Based upon and subject to the foregoing and subject also to the comments, assumptions and qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. With respect to Debt Securities to be issued under a senior securities indenture, when (i) such senior securities indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the applicable trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission; (iii) the Board of Directors of the Company or, to the extent permitted by the Delaware General Corporation Law (the "DGCL") and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters; (iv) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of such senior debt indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. With respect to Debt Securities to be issued under a subordinated securities indenture, when (i) such subordinated securities indenture has been duly qualified under the TIA; (ii) the applicable trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters; (iv) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of such subordinated debt indenture and either (a) in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4. Pursuant to the Charter, the Company is authorized to issue up to 5,000,000 shares of Preferred Stock. Assuming that the aggregate number of shares of Preferred Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Preferred Stock issued by the Company or reserved for issuance, does not exceed 5,000,000 shares (or such other number of shares of Preferred Stock as may then be authorized for issuance under the Charter), when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock and to approve the issuance, and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate of Designation") and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware in accordance with the DGCL, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     5. Pursuant to the Charter, the Company is authorized to issue up to 125,000,000 shares of Common Stock. Assuming that the aggregate number of shares of Common Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Common Stock from time to time issued and outstanding or reserved for issuance, does not exceed 125,000,000 shares (or such other number of shares of Common Stock as may then be authorized for issuance under the Charter), when (i) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock and, in the case of shares of Common Stock issued upon the conversion, exchange or exercise of another security, the consideration specified in the DGCL), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     6. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve and establish the terms of such Warrants and to approve the issuance thereof, the terms of the offering thereof and related matters; (ii) the terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and
(iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with such warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

     7. With respect to Rights, when (i) the Board has taken all necessary corporate action to approve and establish the terms of such Rights and to approve the issuance thereof, the terms of the offering thereof and related matters; (ii) the terms of such Rights and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the rights agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company; and (iv) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with such rights agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Rights will be validly issued.

     8. With respect to Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to approve the issuance thereof, the terms of the offering and related matters; (ii) the terms of such Purchase Contracts and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the purchase contract agreement relating to the Purchase Contracts has been duly authorized and validly executed and delivered by the parties thereto; (iv) the Purchase Contracts have been duly executed and delivered in accordance with such purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board; and (v) any certificates or receipts representing any securities which are a component of the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided for therein, the Purchase Contracts will be legally issued.

     9. With respect to Units, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to approve the issuance thereof, the terms of the offering and related matters; (ii) the terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the unit agreement relating to the Units has been duly authorized and validly executed by the parties thereto; (iv) the Units have been duly executed and delivered in accordance with such unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board; and (v) any certificates or receipts representing any securities which are a component of the Units have been duly executed, countersigned, registered and delivered in accordance with such unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein, the Units will be legally issued.

     In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

     (a) Our opinions herein reflect only the application of applicable New York law, the Federal laws of the United States and, to the extent required by the foregoing opinions, the DGCL. The Securities may be issued from time to time on a delayed or continuous basis, but the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

     (b) Any opinion set forth herein as to enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and Section 544 through 550 of the Bankruptcy Code and Sections 270 and 281 of the Debtor and Creditor Law of the State of New York, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgement in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     (c) We express no opinion concerning (i) the validity or enforceability of any provisions contained in any indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference of the name of our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,
                                           /s/ Bryan Cave LLP